UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Digital Ally, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee: (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

6366 College Blvd.

Overland Park, Kansas 66211

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on April 1, 2025

The Notice of Special Meeting and the Proxy Statement

are available at:

https://www.digitalallyinc.com/investor-relations/

DIGITAL ALLY, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 1, 2025

March 3, 2025

To our Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Digital Ally, Inc., a Nevada corporation (the “Company,” “Digital Ally,” “we,” “us,” or “our”), will be held on April 1, 2025 at 4:00 p.m., Eastern Time, at the Company’s offices at 6366 College Blvd., Overland Park, Kansas 66211 for the following purpose:

1.	To approve an amendment to our articles of incorporation, as amended (the “Articles of Incorporation”) to increase the number of authorized shares of our capital stock that we may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as common stock, par value $0.001 per share (the “Common Stock”) (the “Authorized Share Increase Proposal”);

2.	To approve a proposal to authorize the board of directors of the Company (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our articles of incorporation, to effect a reverse stock split of our issued and outstanding Common Stock at a ratio to be determined by the Board, ranging from one-for-five (1:5) to one-for-one hundred (1:100), with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than April 1, 2026, when the authority granted in this proposal to implement the reverse stock split would terminate (the “Reverse Stock Split Proposal”);

3.	to authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Series A Warrants to purchase shares of Common Stock (the “Series A Warrants”) and Series B Warrants to purchase shares of Common Stock (the “Series B Warrants” and collectively with the Series A Warrants, the “Warrants”), shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on February 14, 2025 (the “Issuance Proposal”);

4.	to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal (the “Adjournment Proposal”); and

5.	to consider and transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

The foregoing proposals are more fully described in the proxy statement that is attached and made a part of this notice of Special Meeting (the “Proxy Statement”). Only stockholders of record of shares of Common Stock at the close of business on February 14, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

All stockholders who are record or beneficial owners of shares of Common Stock as of the Record Date are cordially invited to attend the Special Meeting in person. Your vote is important regardless of the number of shares of Common Stock that you own. When you arrive at the Special Meeting, you must present photo identification, such as a driver’s license. Beneficial owners of shares of Common Stock also must provide evidence of their holdings of such shares as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Special Meeting, it is important that your shares of Common Stock be represented and voted during the Special Meeting. We urge you to promptly complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the Special Meeting if you would check the box on the form of proxy if you plan on attending the Special Meeting. You may also vote by proxy (i) via the Internet or (ii) by telephone using the instructions provided in the enclosed proxy card. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock on the Record Date will be disregarded.

Thank you for your ongoing support of, and continued interest in, Digital Ally.

Sincerely,

/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer and
Chairman of the Board

If your shares are held in street name, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of shares of Common Stock, as of the Record Date, to the Company, 6366 College Blvd., Overland Park, Kansas 66211, telephone (913) 814-7774, Attention: Corporate Secretary. Proof of ownership would be a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual was a Company stockholder as of the Record Date.

Backpacks, cameras, recording equipment and other electronic recording devices will not be permitted at the Special Meeting. Cell phones will be permitted in the meeting venue but may not be used for any purpose at any time while in the meeting venue. The Company reserves the right to inspect any persons or items prior to their admission to the Special Meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the Special Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY VOTE VIA INTERNET OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement may be considered to be “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, these forward-looking statements include, among others, statements about, opportunities for and growth of our business, our plans regarding product development and enhancements, and our expectations regarding profitability. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements speak only as of the date of this Proxy Statement. We assume no obligation to, and do not necessarily intend to, update these forward-looking statements.

i

DIGITAL ALLY, INC.

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 1, 2025

ii

DIGITAL ALLY, INC.

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Digital Ally, Inc., a Nevada corporation, (referred to in this proxy statement (the “Proxy Statement”) as “Digital Ally,” “we,” “our,” “us,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held on April 1, 2025 at 4:00 p.m., Eastern Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of Special Meeting of Stockholders. The Special Meeting will be held at our corporate facility, located at 6366 College Blvd., Overland Park, Kansas 66211. The telephone number at that location is (913) 814-7774.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about March 3, 2025.

Stanton E. Ross is named as attorney-in-fact in the proxy. Mr. Ross is our Chairman of the Board, and Chief Executive Officer. Mr. Ross will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting, as described below. Where a vote has been specified in the proxy with respect to the matters identified in the notice of the Special Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by the Board of Directors on all matters, and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote before the Special Meeting.

The stockholders will consider and vote upon the proposals to (i) approve an amendment to our articles of incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of our capital stock that we may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as common stock, par value $0.001 per share (the “Common Stock”) (“Proposal No. 1” or the “Authorized Share Increase Proposal”), (ii) approve a proposal to authorize the Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Articles of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio to be determined by the Board, ranging from one-for-five (1:5) to one-for-one hundred (1:100), with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than April 1, 2026, when the authority granted in this proposal to implement the reverse stock split would terminate (“Proposal No. 2” or the “Reverse Stock Split Proposal”), (iii) authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants (as defined below), shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on February 14, 2025 (“Proposal No. 3” or the “Issuance Proposal”) and (iv) approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal (“Proposal No. 4” or the “Adjournment Proposal”).

Who is Entitled to Vote?

Our Board of Directors has fixed the close of business on February 14, 2025 as the record date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, 79,251,318 shares of Common Stock were issued and outstanding, all of which are voting stock.

Voting

Holders of Common Stock are entitled to one vote for each share of Common Stock held by them. There are no cumulative voting rights.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner?

If your shares are registered in your name with our transfer agent, Securities Transfer Corporation, you are the “record holder” of those shares. If you are a record holder, we will provide these proxy materials directly to you.

1

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials will be forwarded to you by that organization. As the beneficial owner, you have the right to instruct such organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Special Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

How Do I Vote?

Whether you hold shares as a stockholder of record or as a beneficial owner, you may vote before the Special Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or nominee. Please refer to the instructions below.

Record Holder

If you are a stockholder of record who owns shares directly in your name, you may vote your shares in one of the following ways:

By telephone. You may vote your shares by calling 1-800-690-6903.

Over the Internet. Go to www.proxyvote.com. You will need to have your Control Number available when you access the website. Your Control Number is on the notice or proxy card that you received in the mail.

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Be sure to return your proxy card in time to be received and counted before the Special Meeting.

During the Special Meeting. You may vote your shares in person at the Special Meeting. Even if you plan to attend the Special Meeting in person, we recommend that you also submit your proxy card or voting instructions, vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to virtually attend the meeting.

If you vote by telephone or via the Internet at www.proxyvote.com, you must vote no later than 11:59 p.m. Eastern Time on March 31, 2025. You do not need to return a proxy card by mail. Voting electronically or by telephone is convenient, reduces the use of natural resources and saves significant postage and processing costs. Your vote is also recorded immediately and there is no risk that postal delays could cause your vote to arrive late and therefore not be counted.

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Beneficial Owner (Holding Shares in Street Name)

If you are a beneficial owner who owns shares indirectly through a bank, broker or other nominee, you should follow the instructions in the notice or voting instructions that you receive from the broker or other nominee holding your shares. The availability of telephone and Internet voting will depend on the voting process of your broker or nominee. Shares held beneficially may be voted at the Special Meeting only if you provide a legal proxy from your broker or nominee giving you the right to vote the shares.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors, individuals who help with processing and counting your votes and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to the Company, but how you vote will remain confidential.

What Constitutes a Quorum?

We must have a quorum to carry on the business of the Special Meeting. Our Bylaws (the “Bylaws”) provide that the presence, in person or by proxy duly authorized, of the holders of thirty-three and one-third percent (33 1/3%) of stock issued and outstanding and entitled to vote at such meeting shall constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. Broker non-votes (see definition below) and abstentions are counted as present to determine the existence of a quorum. The broker non-votes are counted because there are routine matters presented at the Special Meeting.

The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at the Special Meeting or any adjournment thereof, a majority in voting interest of those present in person or by proxy and entitled to vote, or any officer entitled to preside at, or to act as secretary of, the Special Meeting may adjourn the Special Meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

What is a Broker Non-Vote?

If your shares are held in “street name,” you must instruct your bank, broker or other nominee as to how to vote your shares by following the instructions that the broker or other nominee provides to you. Brokers usually offer the ability for stockholders to submit voting instructions by mail by completing a vote instruction form, by telephone or over the Internet. If you do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote, namely, “non-routine” matters. This is called a “broker non-vote.” On the other hand, if you do not provide voting instructions to your bank, broker or other nominee, such party has the discretion to vote your shares on “routine” matters.

Which Proposals are Considered “Routine” or “Non-Routine” for Brokers or Other Nominees?

The following proposals are “non-routine” and thus a broker discretionary vote is not allowed:

Proposal No. 1, “To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as Common Stock;” and

Proposal No. 3, “To authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on February 14, 2025.”

3

The following proposals are “routine” and thus a broker discretionary vote is allowed:

Proposal No. 2, “To approve a proposal to authorize the Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Articles of Incorporation, to effect a reverse stock split of our issued and outstanding Common Stock at a ratio to be determined by the Board, ranging from one-for-five (1:5) to one-for-one hundred (1:100), with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than April 1, 2026, when the authority granted in this proposal to implement the reverse stock split would terminate;” and

Proposal No. 4, “To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal.”

How Many Votes are Needed for Each Proposal to Pass and is Broker Discretionary Voting Allowed?

For matters at the Special Meeting, if a quorum is present, the following votes will be required for the Proposal to pass:

	Proposal	Vote Required	Broker Discretionary Vote Allowed
1.	Approve the Authorized Share Increase Proposal	The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock issued and outstanding as of the Record Date.	No
2.	Approve the Reverse Stock Split Proposal	The affirmative vote of the holders of a majority of the shares of Common Stock then represented at the meeting and entitled to vote.	Yes
3.	Approve the Issuance Proposal	The affirmative vote of the holders of a majority of the votes cast.	No
4.	Approve the Adjournment Proposal	The affirmative vote of the holders of a majority of the votes cast.	Yes

How are Abstentions Treated?

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but specifically indicates an abstention from voting on one or more of the proposals. If you vote by Internet or telephone, or submit a proxy card or provide proxy instructions to your broker or other nominee, and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the meeting, but will not be voted at the Special Meeting. Abstentions only have an effect on the outcome of any matter being voted on that requires a certain level of approval based on our total voting stock outstanding.

What Are the Voting Procedures?

In voting by proxy on the proposals, you may vote for the proposal or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices as discussed in the section “How Do I Vote?” on page 2.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including on the day of the Special Meeting by giving written notice to the Corporate Secretary of Digital Ally or by voting in person at the Special Meeting. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Digital Ally, Inc., 6366 College Blvd., Overland Park, Kansas 66211, telephone (913) 814-7774, Attention: Corporate Secretary.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

We will pay all the expenses involved in preparing, assembling, and mailing these proxy materials and all costs of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

4

What is “Householding” and How Does It Affect Me?

Record holders who have the same address and last name will receive only one copy of the Special Meeting materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other record holders with whom you share an address receive multiple copies of the Special Meeting materials, or if you hold Digital Ally stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Securities Transfer Corporation, in writing: Mr. Matthew Smith, Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093; or by telephone: (469) 633-0101; or by facsimile: (469) 633-0088.

If you participate in householding and wish to receive a separate copy of the Special Meeting materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact Securities Transfer Corporation as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Digital Ally stockholders with any of the proposals described above to be brought before the Special Meeting.

Stockholder List

The stockholder list as of the Record Date will be available for examination by any stockholder at our corporate office, 6366 College Blvd., Overland Park, Kansas 66211, beginning March 18, 2025, which is at least ten (10) business days prior to the date of the Special Meeting and the stockholder list will be available at the Special Meeting.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

●	FOR the approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as Common Stock;

●	FOR the authorization of the Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Articles of Incorporation, to effect a reverse stock split of our issued and outstanding Common Stock at a ratio to be determined by the Board, ranging from one-for-five (1:5) to one-for-one hundred (1:100), with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than April 1, 2026, when the authority granted in this proposal to implement the reverse stock split would terminate

●	FOR the authorization, for purposes of complying with Nasdaq listing rule 5635(d), of the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on February 14, 2025; and

●	FOR the approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal.

Voting Results

The preliminary voting results will be announced at the Special Meeting. The final voting results will be calculated by our Inspector of Elections and published in our Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days of the Special Meeting.

Other Matters

Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the Special Meeting. Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the Special Meeting. However, if other matters are properly presented at the Special Meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 1, 2025:

Copies of our notice of Special Meeting and Proxy Statement are available online at www.digitalallyinc.com.

5

PROPOSAL NO. 1

TO APPROVE AN amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as Common Stock

Proposal No. 1 seeks your approval of an amendment to our Articles of Incorporation (the “Additional Common Stock Authorization”) to increase the number of authorized shares of capital stock that we may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as Common Stock. The Additional Common Stock Authorization was adopted by the Board on February 12, 2025, subject to stockholder approval at the Special Meeting. The form of amendment to amend our Articles of Incorporation (the “Amended Articles”), pursuant to which the Additional Common Stock Authorization would be effected, in the event Proposal No. 1 is approved by stockholders at the Special Meeting, is attached to this Proxy Statement as Appendix A.

Increase in Authorized Shares of Common Stock

We believe that an increase in the number of our authorized shares of Common Stock is prudent to assure that a sufficient number of shares of our Common Stock is available for issuance in the future if our Board of Directors deems it to be in the best interests of our stockholders and us. Our Board of Directors has determined a total of 5,000,000,000 shares of Common Stock to be a reasonable estimate of what might be required in this regard for the foreseeable future to (i) issue Common Stock in acquisitions or strategic transactions and other proper corporate purposes that may be identified by our Board in the future; (ii) issue Common Stock to augment our capital and increase the ownership of our Common Stock; and (iii) provide incentives through the grant of stock options and restricted stock to employees, directors, officers, independent contractors, and others important to our business under our stock option plans. Immediately following this increase, the Company will have approximately 4,920,748,682 shares of Common Stock authorized but unissued and available for issuance. As of the Record Date, we have 79,251,318 shares of Common Stock issued, 52,500 shares issuable upon exercise of outstanding options and 7,101,095 shares issuable upon exercise of outstanding warrants issued previously and outstanding.

The remaining authorized but unissued shares of capital stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including those noted above. Our Board will be able to authorize the issuance of shares for the foregoing purposes and other transactions without the necessity, and related costs and delays of either calling a special stockholders’ meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If a particular transaction required stockholder approval by law or was otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval, even if we might have the requisite number of voting shares to consummate the transaction. The additional shares of Common Stock to be authorized by the Additional Common Stock Authorization will have rights identical to the currently outstanding Common Stock. Adoption of the Additional Common Stock Authorization and issuance of the additional shares of Common Stock authorized thereby will not affect the rights of the holders of our currently outstanding Common Stock, except for effects incidental to increasing the number of outstanding shares of our Common Stock, as discussed above.

We do not currently have any plans, commitments, arrangements, understandings, or agreements, whether written or oral, to issue any of the shares that will be newly available following the approval of the proposed increase in the number of authorized shares.

If the Authorized Share Increase Proposal is not approved at the Special Meeting, then the Warrants may not become exercisable even if the Issuance Proposal is otherwise approved, and as a result, it may hinder our ability to raise capital because investors may be less likely to invest in our securities that are subject to stockholder approval in the future.

Effectiveness of Additional Common Stock Authorization

The Additional Common Stock Authorization, if approved by our stockholders at the Special Meeting, will become effective once it is approved at the Special Meeting and the Amended Articles are filed with the Secretary of State of Nevada. Upon filing the Amended Articles with the Secretary of State of Nevada, our authorized shares of Common Stock will increase from 200,000,000 shares to 5,000,000,000 shares.

Potential Anti-Takeover effect of the Proposed Additional Common Stock Authorization

The Additional Common Stock Authorization relating to the increase in the number of authorized shares of our Common Stock is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our Articles of Incorporation or Bylaws in effect on the date of this Proxy Statement. However, our stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time-consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving us.

Our Board of Directors did not propose this Additional Common Stock Authorization for the purpose of discouraging mergers, tender offers, proxy contests, solicitation in opposition to management or other changes in control. We are not aware of any specific effort to accumulate our Common Stock or obtain control of us by means of a merger, tender offer, solicitation or otherwise. We have no present intention to use the increased number of authorized shares of Common Stock for anti-takeover purposes.

Vote required

Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock issued and outstanding as of the Record Date. Abstentions and broker non-votes by holders of Common Stock will have the same effect as votes against Proposal No. 1.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal No. 1.

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PROPOSAL NO. 2

TO AUTHORIZE THE BOARD, IN ITS SOLE AND ABSOLUTE DISCRETION, AND WITHOUT FURTHER ACTION OF THE STOCKHOLDERS, TO FILE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK AT A RATIO TO BE DETERMINED BY THE BOARD, RANGING FROM ONE-FOR-FIVE (1:5) TO ONE-FOR-ONE HUNDRED (1:100), WITH SUCH REVERSE STOCK SPLIT TO BE EFFECTED AT SUCH TIME AND DATE, IF AT ALL, AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION, BUT NO LATER THAN APRIL 1, 2026, WHEN THE AUTHORITY GRANTED IN THIS PROPOSAL TO IMPLEMENT THE REVERSE STOCK SPLIT WOULD TERMINATE

Summary

Our Board has determined that it is advisable and in the Company’s and its stockholders’ best interests that our Board be granted the authority to effect a reverse stock split in accordance with the Nasdaq Listing Rules (the “Reverse Stock Split”) of all of our outstanding shares of Common Stock by ratios to be determined by the Board at their discretion, without correspondingly decreasing the number of authorized shares of Common Stock (the “Exchange Ratio”). The proposal provides that our Board shall have sole discretion pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”) to elect, as it determines to be in the Company’s best interests, for the purpose of maintaining the listing of our Common Stock on the Nasdaq Capital Market or for any other valid reason, whether or not to effect the Reverse Stock Split. Should the Board proceed with a Reverse Stock Split, the exact ratio shall be set at a whole number within the range determined by our Board in its sole discretion. Our Board believes that the availability of alternative Reverse Stock Split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining whether to implement the Reverse Stock Split following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market;

●	the number of shares of Common Stock needed to reserve for issuance upon exercise and conversion of all outstanding warrants and other convertible securities;

●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

Any Reverse Stock Split would become effective upon filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. The amendment filed thereby would set forth the number of shares of Common Stock to be combined into one share of our Common Stock, within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of our shares of Common Stock would hold the same percentage of our outstanding Common Stock immediately following a Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Our Board believes that approval of the amendment to the Articles of Incorporation to allow the Board to effect the Reverse Stock Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

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Board Discretion to Implement the Reverse Stock Split

A Reverse Stock Split will be effected, if at all, only upon a determination by our Board that a Reverse Stock Split (with an Exchange Ratio determined by our Board as described above) is necessary and is also in the Company’s best interest. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of a Reverse Stock Split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market, the number of shares of Common Stock needed to reserve for issuance upon exercise and conversion of all outstanding warrants and other convertible securities, the anticipated impact of a Reverse Stock Split on our ability to raise additional financing, and prevailing general market and economic conditions. No further action on the part of shareholders would be required to either implement or not implement the Reverse Stock Split. If our shareholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Reverse Stock Split, including the specific Exchange Ratio selected by the Board.

Effective Date

If the proposed amendment to the Articles of Incorporation to give effect to the Reverse Stock Split is approved at the Special Meeting, subject to the conditions set out in this Proposal No. 2, then a Reverse Stock Split will become effective as of 5:30 p.m. Local Time on the effective date of the certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, which we would expect to be the date of filing (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the Exchange Ratio determined by the Board. Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock, based on the Exchange Ratio within the approved range determined by the Board.

Purpose of Reverse Stock Split

The primary purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split may be necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market. In the event that the Board, in its sole discretion, determines to implement the Reverse Stock Split for such purpose, the Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the Common Stock.

Maintain our listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. Among other rules, the Company must be in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), where the closing bid price of the Common Stock must not fall below $1.00 per share for thirty (30) consecutive business days. If in the future the Company fails to comply with the Minimum Bid Price Requirement and is required to cure the minimum bid price deficiency, the Company may affect the reserve stock split as a way to regain compliance. In the event that our stock price satisfies the Minimum Bid Price Requirement of at least $1.00 for at least ten (10) consecutive business days without requiring a Reverse Stock Split, the Board will not implement a Reverse Stock Split. However, if we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by the Nasdaq Capital Market, Nasdaq Capital Market will provide notice that our shares of Common Stock will be subject to delisting. We intend to monitor the closing bid price for our Common Stock and will consider available options to resolve any potential noncompliance with the Minimum Bid Price Requirement, as may be necessary, so to avoid delisting. The Board has considered the potential harm to the Company and its shareholders should Nasdaq Capital Market delist our Common Stock from the Nasdaq Capital Market. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC QX, OTC QB and the “pink sheets,” are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that a Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of the Nasdaq Capital Market and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock

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Improve the marketability and liquidity of the Common Stock. If this proposal is approved by the stockholders at the Special Meeting and the Board elects to implement a Reverse Stock Split, we also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Reverse Stock Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by a Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after a Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing a Reverse Stock Split will help us regain and/or maintain compliance with the Nasdaq listing requirements or otherwise, as a result, could improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our shareholders. However, regardless as to whether or not the Board believes that implementing a Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our shareholders’ best interests.

Risks of Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq Capital Market. The Board expects that a Reverse Stock Split will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Minimum Bid Price Requirement, in case of noncompliance. However, the effect of a Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after a Reverse Stock Split would not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from such Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq Capital Market requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

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The proposed Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by a Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of Reverse Stock Split

Common Stock. If this proposal is approved by the shareholders at the Special Meeting and the Board determines to effect the Reverse Stock Split and thus amend the Articles of Incorporation, the Company will file a certificate of amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the Exchange Ratio determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, our stock plans, as well as to the number of shares of Common Stock issuable under, and the exercise price of, our outstanding warrants.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because a Reverse Stock Split would apply to all issued shares of our Common Stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of our existing shareholders nor affect any shareholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of a Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately after a Reverse Stock Split. Moreover, the number of shareholders of record will not be affected by a Reverse Stock Split. The amendment to the Articles of Incorporation itself would not change the number of authorized shares of our Common Stock. A Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, convertible preferred stock and warrants, these additional shares of Common Stock may be used by us for various purposes in the future without further shareholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While a Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of a Reverse Stock Split is to increase our stock price in order to regain and/or maintain compliance with Nasdaq Minimum Bid Price Requirement, which compliance will be a factor in determining the ratio of a Reverse Stock Split.

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Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of our stock option and restricted stock plans (the “Plans”), the Board or a committee thereof, as applicable, would adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of a Reverse Stock Split. Based upon a Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding options, preferred stock and warrants, and any other convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, preferred stock, warrants and other then outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following a Reverse Stock Split. The number of shares of Common Stock subject to restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon a Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. If implemented, a Reverse Stock Split will not directly affect the listing of our Common Stock on Nasdaq Capital Market, although we believe that a Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following a Reverse Stock Split, our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “DGLY”, although our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. If implemented, the proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following a Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following a Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Articles of Incorporation presently authorizes 200,000,000 shares of Common Stock and 10,000,000 shares of blank check preferred stock, par value $0.001 per share. If implemented, a Reverse Stock Split would not change the number of authorized shares of Common Stock, although a Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Nevada law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, a Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

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Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares of Common Stock in connection with a Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of a Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Appraisal Rights

Under Nevada law, our stockholders would not be entitled to appraisal rights in connection with the implementation of a Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of a Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of a Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to a Reverse Stock Split, and the aggregate adjusted basis of the post-Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock surrendered.

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Accounting Consequences

Following the Effective Date of a Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before a Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from a Reverse Stock Split. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Securities Transfer Corporation, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of a Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with a Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to a Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before a Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of a Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon a Reverse Stock Split, if implemented, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect a Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

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Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our Board of Directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Reservation of Right to Abandon a Reverse Stock Split

We reserve the right to abandon a Reverse Stock Split without further action by our stockholders at any time before the Effective Date, even if our stockholders authorize the Reverse Stock Split at the Special Meeting. By voting in favor of the Board’s right to effect a Reverse Stock Split, you are expressly authorizing the Board to determine not to proceed with, and abandon, a Reverse Stock Split if it should so decide.

Vote required

Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock then represented at the meeting and entitled to vote on Proposal No. 2. Abstentions and broker non-votes by holders of Common Stock will have the same effect as votes against Proposal No. 2.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal No. 2.

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PROPOSAL NO. 3

TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF WARRANTS, SHARES OF OUR COMMON STOCK UNDERLYING THE WARRANTS AND CERTAIN PROVISIONS OF THE WARRANTS, ISSUED IN CONNECTION WITH AN OFFERING AND SALE OF SECURITIES OF THE COMPANY THAT WAS CONSUMMATED ON FEBRUARY 14, 2025

On February 14, 2025, the Company issued 7,850,000 units (“Units”), each Unit consisting of (i) one share of Common Stock; (ii) one Series A Warrant to purchase one share of Common Stock (the “Series A Warrant”); and (iii) one Series B Warrant to purchase one share of Common Stock (the “Series B Warrant” and collectively with the Series A Warrant, the “Warrants”). The Company also issued 92,150,000 pre-funded units (“Pre-Funded Units”), each Pre-Funded Unit consisting of (i) one pre-funded warrant exercisable for one share of Common Stock (the “Pre-Funded Warrant”); (ii) one Series A Warrant; and (iii) one Series B Warrant. The terms of the Warrants require that the Company seek such approval as may be required by the rules and regulations of the Nasdaq Stock Market LLC (the “Warrant Stockholder Approval”). Accordingly, we are seeking stockholder approval of the following:

●	the issuance in accordance with Nasdaq Rule 5635(d), of 20% or more of our outstanding shares of Common Stock including the issuance of the Warrants and subject to the terms of the Warrants, any resulting issuance of the shares of Common Stock underlying the Warrants (the “Warrant Shares”) inclusive of the adjustment provisions of the Warrants;

●	to render inapplicable clause (i) of the definition of the Floor Price (as defined in the Warrants) in Section 1.11 of the Series A Warrant and 1.10 of the Series B Warrant, which would result in the lowering of the Floor Price from $0.0775 to $0.031;

●	to give full effect to the adjustment in the exercise price and number of Warrant Shares following a Dilutive Issuance pursuant to Section 3.2 of the Series A Warrant;

●	to give full effect to the alternate cashless provision pursuant to Section 2.3 of the Series B Warrant;

●	to give full effect to the adjustment of the exercise price and number of shares of Common Stock underlying these Warrants pursuant to Section 3.3 of the Series A Warrant and Section 3.2 of the Series B Warrant;

●	to consent to any adjustment to the exercise price or number of shares of Common Stock underlying the Warrants in the event of a Share Combination Event pursuant to Section 3.9 of the Series A Warrant and Section 3.8 of the Series B Warrant; and

●	to consent to the voluntary adjustment, from time to time, of the exercise price of any and all currently outstanding warrants pursuant to Section 3.10 of the Series A Warrant and Section 3.9 of the Series B Warrant.

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Background

On February 14, 2025, the Company consummated a public offering (the “Offering”) pursuant to which the Company issued 7,850,000 Units consisting of (i) one share of Common Stock; (ii) one Series A Warrant; and (iii) one Series B Warrant. The Company also issued 92,150,000 pre-funded units consisting of (i) one Pre-Funded Warrant; (ii) one Series A Warrant; and (iii) one Series B Warrant at a price of $0.149 per Pre-Funded Unit. The Pre-Funded Warrants included in the Pre-Funded Units are exercisable upon issuance until exercised in full at an exercise price of $0.001.

The Offering was made pursuant to that certain Registration Statement on Form S-1 (File No. 333-284448), as amended, which was originally filed on January 24, 2025, and declared effective by the SEC on February 12, 2025.

The closing of the Offering occurred on February 14, 2025. The Company received net proceeds of approximately $13.48 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the underwriting fees. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes, to pay in full the approximate $1.910 million aggregate amount owed under the Short-Term Merchant Advance, dated November 29, 2023 and amended March 14, 2024, issued by the Company and Kustom to Agile Capital Funding, LLC, a New York limited liability company, and to pay in full the $3.6 million aggregate face value of senior secured promissory notes issued as part of the private placement transaction that the Company entered into with certain institutional investors on November 6, 2024.

In connection with the Offering, the Company entered into a Underwriting Agreement with Aegis Capital Corp. (the “Underwriter”), as the exclusive underwriter in connection with the Offering. As compensation to the Underwriter, the Company paid the Underwriter a cash fee of 7% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Underwriter.

The following summary of certain terms and provisions of the Warrants is not complete and is subject to and qualified in its entirety by the provisions of the forms of Warrant which were filed as exhibits to the Company’s Form 8-K filed with the SEC on February 18, 2025.

Exercisability. The Series A Warrants will be exercisable commencing upon the date of receipt of the Warrant Stockholder Approval (the “Warrant Stockholder Approval Date”) until five years after the Warrant Stockholder Approval Date, and the Series B Warrants will be exercisable commencing upon the Warrant Stockholder Approval Date until two and one-half years after the Warrant Stockholder Approval Date. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise and Alternative Cashless Exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Series A Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Series A Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrants, as applicable.

No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

16

Under the “alternative cashless exercise” option pursuant to Section 2.3 of the Series B Warrant, the holder has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable if the Series B Warrant is exercised by means of a cash exercise and (y) 3.0.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The Series A Warrants will be exercisable upon Warrant Stockholder Approval, have an initial exercise price of $0.1875 per share, subject to certain anti-dilution and share combination event protections, as further set forth below, and have a term of 5 years from the Warrant Stockholder Approval Date.

The Series B Warrants will be exercisable commencing upon the Warrant Stockholder Approval Date, will have an initial exercise price of $0.30 per share, subject to certain anti-dilution and share combination event protections, as further set forth below, and will have a term of two and one-half years from the Warrant Stockholder Approval Date.

Pursuant to Section 3.3 of the Series A Warrant and Section 3.2 of the Series B Warrant, on the trading day after the Reset Period (defined below) (the “Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price (“VWAP”) during the period commencing two full trading days prior to the Warrant Stockholder Approval and ending following the close of trading on the 10th trading day after public notice of the Warrant Stockholder Approval (the “Reset Period”), and (b) the floor price set forth in the Warrants, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged. In addition, following a reverse stock split, the exercise price of the Warrants will be adjusted to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split, with a proportionate adjustment to the number of shares underlying the Warrants such that the aggregate price will remain unchanged.

Adjustment for Subsequent Issuances. Additionally, upon the Company’s issuance of common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant, subject to certain exceptions, the exercise price of the Series A Warrant will be reduced to such lower price, subject to a floor price set forth in the warrant, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged.

Share Combination Event Adjustment. Pursuant to Section 3.9 of the Series A Warrant and Section 3.8 of the Series B Warrant, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing on the trading day immediately following the applicable date of share combination event and ending on the fifth trading day immediately following such date is less than the exercise price of the Warrants then in effect, then the exercise price of the Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $0.0775 prior to Warrant Stockholder Approval (50% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement and a minimum exercise price of $0.031 after Warrant Stockholder Approval (20% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement)) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

17

Other Adjustments. The exercise price of the Series A Warrants and Series B Warrants is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions or other such event as further described in the Series A Warrants and Series B Warrants.

Voluntary Adjustment. Subject to the rules and regulations of the Nasdaq Stock Market LLC and the consent of the holder, the Company may at any time reduce the then current exercise price of the Warrants to any amount and for any period of time deemed appropriate by the Board of Directors.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Exchange Listing. The Warrants are not listed or quoted on any stock exchange.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, as described in the Warrants and the Pre-Funded Warrants, the Company shall, at the option of the holders of the Warrants and the Pre-Funded Warrants, exercisable at any time concurrently with, or within 30 trading days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Warrants and the Pre-Funded Warrants from the holders of the Warrants and the Pre-Funded Warrants by paying to the holders of the Warrants and the Pre-Funded Warrants an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrants and the Pre-Funded Warrants on the date of the consummation of such fundamental transaction.

Variable Rate Transaction. As described in the Warrants, the Company, at any time until the three (3) month anniversary of the initial exercise date, shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Warrants).

Purpose of the Warrant Stockholder Approval

Since the exercise price of the Series A Warrant is, and the exercise price of the Series B Warrant may be adjusted to a price that is less than 50% of the Nasdaq “Minimum Price,” the Offering may be categorized as a private placement instead of a public offering. As a result, since the total number of shares in the Offering, including the potential issuance of the Warrant Shares, is deemed a “20% Issuance,” the Company is required to obtain the approval of its stockholders in connection with the Offering in order to comply with Nasdaq Listing Rule 5635(d). “Minimum Price” means the lower of the closing price immediately preceding the signing of the purchase agreement for the Offering or the average closing price for the five trading days immediately preceding such date, plus the value of the Warrants issued in the Offering. A “20% Issuance” is a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) which, alone or together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance.

In order to comply with Nasdaq Listing Rule 5635(d) and permit the holders to exercise the Warrants, the stockholders of the Company need to approve the issuance of the Warrants and the Warrant Shares issuable upon exercise of the Warrants together with the additional shares of our Common Stock that may become issuable upon adjustments provided for under the Warrants and the provisions of the Warrants indicated above. Until the Company obtains the Warrant Stockholder Approval in order to comply with Nasdaq Listing Rule 5635(d), the Warrants are not exercisable.

If either the Authorized Share Increase Proposal or the Reverse Stock Split Proposal are not approved at the Special Meeting, then the Warrants may not become exercisable even if the Issuance Proposal is otherwise approved, and as a result, it may hinder our ability to raise capital because investors may be less likely to invest in our securities that are subject to stockholder approval in the future.

Potential Adverse Effects of the Approval of the Warrant Stockholder Approval Provisions

Following approval by the stockholders of this proposal, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of Common Stock upon exercise of the Warrants. Assuming the full exercise of the Series A Warrants at a Floor Price of $0.031, and assuming the Series B Warrants are exercised on an alternative cashless exercise basis at the floor price of $0.031, we may issue an aggregate of up to approximately 200 million shares of Common Stock upon exercise of the Warrants, and the ownership interest of our existing stockholders would be correspondingly reduced.

The sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote required

Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the votes cast on this proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposal No. 3.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal No. 3.

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PROPOSAL NO. 4

TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE Authorized Share Increase Proposal, the REVERSE STOCK SPLIT PROPOSAL OR THE ISSUANCE PROPOSAL IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE Authorized Share Increase Proposal, the REVERSE STOCK SPLIT PROPOSAL OR THE ISSUANCE PROPOSAL

General

In addition to the Authorized Share Increase Proposal, the Reverse Stock Split Proposal and the Issuance Proposal, our stockholders are also being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal and the Issuance Proposal, if there are insufficient votes at the time of such adjournment to approve and adopt any or all of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal and the Issuance Proposal. If the Adjournment Proposal is approved, the Special Meeting could be successively adjourned to another date. In addition, the Board could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal No. 4 that is not shared by all of our other stockholders.

Vote Required

If a quorum is represented at the Special Meeting, this Proposal No. 4 will be approved if the number of votes cast “FOR” this proposal exceeds the number of votes cast “AGAINST” this proposal. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal No. 4. Because a bank, broker, dealer or other nominee may generally vote without instructions on this Proposal No. 4, we do not expect any broker non-votes to result for this Proposal No. 4.

If a quorum is not represented at the Special Meeting, this Proposal No. 4 will be approved if a majority of the voting power of our Common Stock represented or the person presiding at the Special Meeting approves the proposal. In this case, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 4.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal No. 4.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 18, 2025, information regarding beneficial ownership of our Common Stock for:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
●	each of our executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are currently exercisable or exercisable within sixty (60) days of February 18, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to securities currently exercisable or exercisable within sixty (60) days of February 18, 2025 are deemed to be outstanding for computing the percentage ownership of the person holding such securities and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Digital Ally, Inc., 6366 College Blvd., Overland Park, KS 66211.

	Number of Shares of Common Stock Beneficially Owned (1)		% of Total
	Shares	%	Voting Power
5% or Greater Stockholders:
None	-	-	-
Executive Officers and Directors:
Stanton E. Ross(2)	136,065	0.17%	0.17%
Leroy C. Richie(3)	18,211	*	*
D. Duke Daughtery	1,405	*	*
Thomas J. Heckman(4)	138,968	0.18%	0.18%
Peng Han(5)	28,781	*	*
Charles M. Anderson	-	*	*

All executive officers and directors as a group (six individuals)	323,430	0.41%	0.41%

* Represents less than 1%.

(1)	Based on 79,251,318 shares of Common Stock issued and outstanding as of February 18, 2025 and, with respect only to the ownership by all executive officers and directors as a group.
(2)	Mr. Ross’s total shares of Common Stock include 17,500 restricted shares that are subject to forfeiture to us.
(3)	Mr. Richie’s total shares of Common Stock include 16,250 shares of Common Stock to be received upon the exercise of vested options.
(4)	Mr. Heckman’s total shares of Common Stock include 85,401 shares of Common Stock held in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) (on December 31, 2024) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan.
(5)	Mr. Han’s total shares of Common Stock include (i) 17,000 restricted shares that are subject to forfeiture to us and (ii) 331 shares of Common Stock to be received upon the exercise of vested options.

20

FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

OTHER MATTERS

The Board of Directors knows of no other items that are likely to be brought before the Special Meeting except those that are set forth in the foregoing notice of Special Meeting. However, if any other matter is properly presented at the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Stanton E. Ross
March 3, 2025	Stanton E. Ross Chairman of the Board and Chief Executive
Lenexa, Kansas	Officer

21

Appendix A

Additional Common Stock Authorization

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Digital Ally, Inc. Entity or Nevada Business Identification Number (NVID): E24040872022-8
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ____
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

A-1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article XI is amended and restated as set forth on Exhibit A.

(attach additional page(s) if necessary)

6. Signature: (Required)

X ______________________________
Signature of Officer or Authorized Signer

Title

X ______________________________
Signature of Officer or Authorized Signer

Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

A-2

EXHIBIT A

Additional Articles of Incorporation

of Digital Ally, Inc.

ARTICLE XI

Authorized Shares: The aggregate number of shares of capital stock that the corporation will have authority to issue is five billion and ten million (5,010,000,000) shares, of which five billion (5,000,000,000) shares shall be designated common stock, par value $0.001 per share (the “Common Stock”) and ten million (10,000,000) shall be designated preferred stock, par value $0.001 per share (the “Preferred Stock”). The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders. Each share of Common Stock shall be entitled to the same dividend and liquidation rights. The capital stock of this corporation, after the amount of the subscription price has been paid, shall never be assessable, or assessed to pay debts of this corporation. The Preferred Stock shall be blank check preferred stock.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of that series.

A-3

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61954-Z89314

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIGITAL ALLY, INC.

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Special Meeting.

NOTE: Please sign exactly as name appears below. When shares are held by joint owners both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date